As filed with the Securities and Exchange Commission on July 22, 1999
                                                       Registration No. 333-____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________
                               DAVOX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       02-0364368
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)



                            6 Technology Park Drive
                         Westford, Massachusetts 01886
              (Address of Principal Executive Offices) (Zip Code)
                              ____________________

                       Davox Corporation 1996 Stock Plan
                            (Full Title of the Plan)
                              ____________________

                              Alphonse M. Lucchese
                      Chief Executive Officer and Chairman
                               Davox Corporation
                            6 Technology Park Drive
                         Westford, Massachusetts 01886
                    (Name and Address of Agent For Service)
                                 (978) 952-0200
         (Telephone Number, Including Area Code, of Agent For Service)
                         ______________________________

                                    Copy to:
                            Timothy C. Maguire, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

--------------------------------------------------------------------------------
                        Calculation Of Registration Fee

                                                 Proposed            Proposed
                                                  Maximum             Maximum
Title of Securities to be      Amount to be    Offering Price        Aggregate         Amount of
     Registered                 Registered       Per Share        Offering Price    Registration Fee
     ----------                 ----------       ---------        --------------    ----------------
Common Stock, $.10 par value     161,760          $20.75           $3,356,520(1)      $  933.11(3)
Common Stock, $.10 par value     229,900          $19.88           $4,570,412(1)      $1,270.58(3)
Common Stock, $.10 par value      40,000          $19.25           $  770,000(1)      $  214.06(3)
Common Stock, $.10 par value     199,500          $17.38           $3,467,310(1)      $  963.91(3)
Common Stock, $.10 par value     191,700          $ 7.00           $1,341,900(1)      $  373.05(3)
Common Stock, $.10 par value      10,000          $ 8.31           $   83,100(1)      $   23.10(3)
Common Stock, $.10 par value     225,250          $ 8.56           $1,928,140(1)      $  536.02(3)
Common Stock, $.10 par value      40,000          $ 8.63           $  345,200(1)      $   95.97(3)
Common Stock, $.10 par value      15,000          $ 8.94           $  134,100(1)      $   37.28(3)
Common Stock, $.10 par value     154,250          $ 8.50           $1,311,125(1)      $  364.49(3)
Common Stock, $.10 par value      82,640          $14.01(2)        $1,157,786(2)      $  321.87(3)

     (1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised. The offering price per share set forth for such shares is the exercise price at which such options are excersiable.

     (2) Such shares are not subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, the price of $14.01 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 14, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

     (3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

================================================================================

     This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-16209 on Form S-8 as filed with the Securities and Exchange Commission on November 15, 1996 and Registration Statement No. 333-30727 on Form S-8 as filed with the Securities and Exchange Commission on July 3, 1997 relating to the Davox Corporation 1996 Stock Plan are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.  Description of Exhibit
-----------  ----------------------

4.1          1996 Stock Plan of the Registrant, as amended

5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

23.1         Consent of Arthur Andersen LLP

23.2         Consent of Testa, Hurwitz & Thibeault, LLP
             (included in Exhibit 5.1)

24.1         Power of Attorney (found on Page 3 of this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, State of Massachusetts, on the 20th day of July, 1999.

                            DAVOX CORPORATION


                            By:  /s/ Alphonse M. Lucchese
                                 ---------------------------------------
                                 Alphonse M. Lucchese
                                 Chief Executive Officer and Chairman


                        POWER OF ATTORNEY AND SIGNATURES

     EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alphonse M. Lucchese and Timothy C. Maguire and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Davox Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title(s)                             Date
---------                   --------                             ----

/s/ Alphonse M. Lucchese    Chief Executive Officer              July 20, 1999
-------------------------   and Chairman
Alphonse M. Lucchese

/s/ John J. Connolly        Vice President Finance and Chief     July 20, 1999
-------------------------   Financial Officer
John J. Connolly

/s/ Michael D. Kaufman      Director                             July 20, 1999
-------------------------
Michael D. Kaufman

/s/ Walter J. Levison       Director                             July 20, 1999
-------------------------
Walter J. Levison

/s/ R. Scott Asen           Director                             July 20, 1999
-------------------------
R. Scott Asen

                                 EXHIBIT INDEX



Exhibit No.  Description
-----------  -----------

4.1          Davox Corporation 1996 Stock Plan, as amended.

5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

23.1         Consent of Arthur Andersen LLP

23.2         Consent of Testa, Hurwitz & Thibeault, LLP
             (included in Exhibit 5.1)

24.1         Power of Attorney (found on Page 3 of this
             Registration Statement)